Exhibit 99.2

To the Stockholder of

Medical Registry Services, Inc.:

We have audited the accompanying balance sheet of Medical Registry Services, Inc., a Delaware corporation, (the “Company”) as of September 30, 2003 and December 31, 2002, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the nine months ended September 30, 2003 and the year ended December 31, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of the Company at September 30, 2003 and December 31, 2002, and the results of its operations and its cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, as of September 30, 2003, the Company has suffered significant losses during 2003 and has filed petitions for relief under Chapter 11 of the federal bankruptcy laws in the United States Bankruptcy Court for the Southern District of New York. These conditions raise substantial doubt about the ability of the Company to continue as a going concern. Management’s plans in regard to these matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

San Jose, California

December 6, 2003

MEDICAL REGISTRY SERVICES

(Debtor-in-Possession)

Balance Sheet

ASSETS

	September 30, 2003	December 31, 2002
Current assets:
Cash	$135,269	$398,004
Accounts receivable, net	573,154	774,533
Prepaid expenses and deposits	20,667	46,648
Deferred income taxes	129,511	118,815

Total current assets	858,601	1,338,000

Fixed assets:
Furniture and equipment	330,742	321,787
Software	208,878	208,878

	539,620	530,665
Less accumulated depreciation	414,114	336,492

	125,506	194,173

Other assets:
Goodwill	5,986,243	10,486,223
Intangibles, net	2,828,555	3,094,921
Deposits and other	4,855	10,629

	8,819,653	13,591,773

	$9,803,760	$15,123,946

The accompanying notes are an integral part of these financial statements

MEDICAL REGISTRY SERVICES

(Debtor-in-Possession)

Balance Sheet

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

	September 30, 2003	December 31, 2002
Liabilities subject to compromise:
Current liabilities:
Accounts payable	115,646	6,758
Accrued liabilities	180,057	221,253
Income taxes payable	927,040	383,832

	1,222,743	611,843

Non-current liabilities:
Payable to parent company	9,004,100	11,027,656

Total liabilities subject to compromise	10,226,843	11,639,499

Liabilities not subject to compromise:
Current liabilities:
Deferred revenue	2,376,202	2,339,069

Non-current liabilities:
Deferred income taxes	1,008,744	1,129,011

Total liabilities not subject to compromise	3,384,946	3,468,080

Commitments

Stockholder's equity (deficit):
Common stock	10,000	10,000
Retained earnings (accumulated deficit)	(3,818,029)	6,367

	(3,808,029)	16,367

	$9,803,760	$15,123,946

The accompanying notes are an integral part of these financial statements

MEDICAL REGISTRY SERVICES

(Debtor-in-Possession)

Statement of Operations

	Nine Months Ended September 30, 2003	Year ended December 31, 2002
Revenues	$3,809,141	$5,037,464

Operating expenses:
Cost of revenues	598,886	892,832
Selling, general, and administrative expenses	1,805,114	2,606,014
Depreciation and amortization	343,987	473,043

	2,747,987	3,971,889

Income from operations	1,061,154	1,065,575

Other income (expense):
Interest expense	(301)	(2,565)
Interest income and others	162	1,496
Goodwill impairment	(4,499,980)	—

	(4,500,119)	(1,069)

Income (loss) before reorganization items and provision for (benefit from) income taxes	(3,438,965)	1,064,506

Reorganization items:
Professional fees	—	—
Provision for rejected executory contracts	—	—

	—	—

Income (loss) before provision for (benefit from) income taxes	(3,438,965)	1,064,506

Provision for (benefit from) income taxes:
Current	516,394	569,599
Deferred	(130,963)	(117,040)

	385,431	452,559

Net income (loss)	$(3,824,396)	$611,947

The accompanying notes are an integral part of these financial statements

MEDICAL REGISTRY SERVICES

(Debtor-in-Possession)

Statement of Stockholder’s Equity (Deficit)

	Common stock		Retained earnings (accumulated deficit)	Total
	Shares	Amount
Balance, December 31, 2001	1,000	$10,000	$(605,580)	$(595,580)
Net income	—	—	611,947	611,947

Balance, December 31, 2002	1,000	10,000	6,367	16,367
Net loss	—	—	(3,824,396)	(3,824,396)

Balance, September 30, 2003	1,000	$10,000	$(3,818,029)	$(3,808,029)

The accompanying notes are an integral part of these financial statements

MEDICAL REGISTRY SERVICES

(Debtor-in-Possession)

Statement of Cash Flows

Increase (Decrease) in Cash

	Nine Months Ended September 30, 2003	Year ended December 31, 2002
Cash flows from operating activities:
Net income (loss)	$(3,824,396)	$611,947
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Goodwill impairment	4,499,980	—
Depreciation and amortization	343,987	473,043
Deferred income taxes	(130,963)	(117,040)
Decrease (increase) in operating assets:
Accounts receivable, net	201,379	(133,543)
Prepaid expenses and deposits	25,981	(7,222)
Refundable income taxes	—	138,105
Increase (decrease) in operating liabilities:
Accounts payable	108,887	6,757
Accrued liabilities	(41,194)	221,256
Income taxes payable	543,208	383,832
Deferred revenue	37,133	62,507

Net cash provided (used) by operating activities	1,764,002	1,639,642

Cash flows from investing activities:
Acquisition of fixed assets	(8,955)	(26,910)
Deposits and other	5,774	(5,782)

Net cash used by investing activities	(3,181)	(32,692)

Cash flows used by financing activities:
Decrease in payable to parent company	(2,023,556)	(1,422,751)

Net increase (decrease) in cash	(262,735)	184,199
Cash, beginning of year	398,004	213,805

Cash, end of year	$135,269	$398,004

The accompanying notes are an integral part of these financial statements

Medical Registry Services, Inc. (Debtor-in-Possession)

Notes to Financial Statements

September 30, 2003

Note 1 – Organization and Operations and Petition for Relief Under Chapter 11:

Medical Registry Services, Inc. (“MRS” or the “Company”) was acquired by Impath, Inc. (“Impath”) in 1998, in a transaction accounted for as a purchase. Subsequent to the acquisition, MRS, a wholly owned subsidiary of Impath, operated as part of the Impath Information Services division. MRS generates its revenues principally from the licensing of its proprietary cancer registry software. This software is used by hospitals to generate, analyze and present information that helps manage their cancer programs and track their patients. MRS also provides maintenance and support services under contracts with most of its software licensees.

On September 29, 2003, Impath and its subsidiaries, including MRS, filed petitions for relief under Chapter 11 of the federal bankruptcy laws in the United States Bankruptcy Court for the Southern District of New York (the “Court”). Under Chapter 11, certain claims against MRS in existence prior to the filing of the petitions for relief under the federal bankruptcy laws are stayed while MRS continues business operations as Debtor-in-possession. These claims are reflected in the September 30, 2003, balance sheet as “liabilities subject to compromise.” Additional claims (liabilities subject to compromise) may arise subsequent to the filing date resulting from rejection of executory contracts, including leases, and from the determination by the Court (or agreed to by parties in interest) of allowed claims for contingencies and other disputed amounts. Claims secured against MRS’s assets (“secured claims”) are also stayed, although the holders of such claims have the right to move the court for relief from the stay. Secured claims are secured primarily by liens on MRS’s property, plant and equipment.

MRS received approval from the Court to pay or otherwise honor certain of its prepetition obligations, including employee wages.

Impath has received an offer to purchase certain assets and to assume certain liabilities of both MRS and another wholly-owned subsidiary, Tamtron Corporation, for a total cash consideration of approximately $22 million. The purchase price and the related terms and conditions of the purchase agreement are subject to the approval of the Court.

Medical Registry Services, Inc. (Debtor-in-Possession)

Notes to Financial Statements

September 30, 2003

Note 2 – Summary of Significant Accounting Policies:

Use of estimates – The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Some of the more significant estimates made by management involve the evaluation of recoverability of goodwill, intangible assets, equipment, and leasehold improvements. Actual results could differ from these estimates.

Revenue recognition – The Company generally enters into concurrent software license and support agreements with its customers. License and support revenues from these agreements are recognized on a straight-line basis over the term of the agreements, which are typically on an annual renewal basis.

Fixed assets – Fixed assets are stated at cost. Depreciation of equipment, furniture and fixtures is provided over their estimated useful lives (which range from three to seven years) using the straight-line method, and leasehold improvements are being amortized over the shorter of the related lease term or the lives of the improvements using the straight-line method.

Capitalized software development costs – The costs of planning, designing and establishing technological feasibility of computer software products are expensed as incurred to research and development expense. Once technological feasibility of the software has been established, costs of producing a marketable product are capitalized until the related software is available for commercial release, at which time amortization of the capitalized costs commences. The amortization period is generally equal to the lesser of a period of 60 to 84 months or the related software’s estimated economic useful life.

Accounting for income taxes – The results of MRS’s operations are included in the consolidated income tax return for Impath, Inc. and subsidiaries. For the periods ended December 31, 2002 and September 30, 2003, in accordance with the requirements of Statement of Financial Accounting Standards No. 109, a portion of the consolidated current and deferred income tax expenses of Impath, Inc. has been allocated to MRS as if MRS were filing a separate income tax return.

Medical Registry Services, Inc. (Debtor-in-Possession)

Notes to Financial Statements

September 30, 2003

Note 2 – Summary of Significant Accounting Policies (continued):

Goodwill and other intangible assets – The acquisition of MRS by Impath was accounted for under the provisions of Accounting Principles Board Opinion No. 16, which required that the excess of the purchase price paid over the fair value of the tangible and identifiable intangible assets acquired, net of liabilities assumed, be accounted for as goodwill. Accounting Principles Board Opinion No. 17 requires that intangible assets be amortized over their estimated useful lives, not to exceed 40 years. In connection with the acquisition, approximately $12,600,000 of goodwill was recorded and was being amortized over a 20-year life. Additionally, a total of approximately $4,700,000 of identifiable intangible assets were recorded, and are being amortized over lives ranging from five to 20 years.

Effective January 1, 2002, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142 (“SFAS 142”). SFAS 142 required, among other things, that the Company assess, as of January 1, 2002, whether or not goodwill is impaired. At that date, the Company had approximately $10,500,000 of unamortized goodwill that it determined was unimpaired. SFAS further requires that amortization of goodwill cease as of January 1, 2002. At December 31, 2002, the Company performed its required annual test for goodwill impairment and concluded that no goodwill impairment existed as of that date. At September 30, 2003, MRS has determined that goodwill is impaired and has written off approximately $4,200,000.

Note 3 – Software Development Costs:

During the year ended December 31, 2002 and the period ended September 30, 2003, software development costs have been capitalized and amortized as follows:

	Capitalized Costs	Accumulated Amortization
Balance, December 31, 2001	$208,878	$(85,777)
Amortization of capitalized costs	—	(41,777)

Balance, December 31, 2002	208,878	(127,554)
Amortization of capitalized costs	—	(31,331)

Balance, September 30, 2003	$208,878	$(158,885)

Medical Registry Services, Inc. (Debtor-in-Possession)

Notes to Financial Statements

September 30, 2003

Note 4 – Goodwill and Intangible Assets:

At December 31, 2001, goodwill totaled $12,580,701 and accumulated goodwill amortization totaled $2,094,078. No additional goodwill was capitalized subsequent to that date and, in accordance with the requirements of SFAS 142, no additional amortization was recorded. At September 30, 2003, in connection with its filing for bankruptcy protection, and in consideration of the offer to purchase the Company for approximately $7,000,000, MRS has determined that goodwill is impaired and has written off approximately $4,200,000, resulting in a net carrying amount of goodwill of approximately $6,300,000. Other identified intangible assets and their related amortization periods are as follows:

Workforce	$330,000	7 years
Noncompetition agreement	200,000	5 years
Trade name	241,328	20 years
Customer list	3,430,000	20 years
Acquired software	500,000	5 years

Total	$4,701,328

Changes in the carrying amounts and accumulated amortization of other identified intangible assets are summarized as follows:

	Cost	Accumulated Amortization
Balance, December 31, 2001	$4,701,328	$(1,235,697)
Amortization	—	(370,710)

Balance, December 31, 2002	4,701,328	(1,606,407)
Amortization	—	(266,366)

Balance, September 30, 2003	$4,701,328	$(1,872,773)

Note 5 – Income Taxes:

The Company is a member of a group that files a consolidated federal income tax return. The current and deferred income tax provisions in the accompanying statements of operations have been calculated as if the Company filed a separate income tax return. No formal tax sharing agreement has been executed among the members of the consolidated group.

Medical Registry Services, Inc. (Debtor-in-Possession)

Notes to Financial Statements

September 30, 2003

Note 5 – Income Taxes (continued):

The components of the provision (benefit) for income taxes for 2003 and 2002 are as follows:

	2003	2002
Current:
Federal	$415,751	$457,811
State and local	100,643	111,788

	516,394	569,599

Deferred:
Federal	(104,365)	(118,256)
State and local	(26,598)	1,216

	(130,963)	(117,040)

	$385,431	$452,559

A reconciliation of the Federal statutory income tax rate to the effective tax rate for the Period ended September 30, 2003, and the year ended December 31, 2002, is as follows:

	2003	2002
Federal statutory income tax rate	(34.0)%	34.0%
State and local taxes, net of Federal income tax benefit	1.5	6.6
Effect of nondeductible goodwill writeoff	45.7	—
Other	(1.3)	0.1

Net effective book tax rate	11.9%	40.7%

Deferred tax components at December 31, 2002 and September 30, 2003 are as follows:

	2003	2002
Assets:
Deferred revenue	$129,511	$118,815
Liabilities:
Depreciation and amortization	(1,008,744)	(1,129,011)

	$(879,233)	$(1,010,196)

Medical Registry Services, Inc. (Debtor-in-Possession)

Notes to Financial Statements

September 30, 2003

Note 6 – Commitments and Contingencies:

Commitments – MRS occupies its facilities under a lease agreement expiring July 31, 2005, at a present monthly rent of approximately $8,200. Rent expense under this agreement was approximately $73,000 in 2003 and $91,000 in 2002.

Contingencies - The Securities and Exchange Commission has announced that it is commencing an investigation of Impath for alleged violations of federal securities laws and regulations. Management of MRS does not believe that any such alleged violations have occurred at MRS.

Note 7 – Related Party Transactions:

During 2002 and 2003, MRS received certain administrative and financial support from Impath for which MRS paid no fees.

Note 8– Going Concern

As shown in the accompanying statements of operations, the Company has incurred losses totaling approximately $3.5 million in 2003, resulting from the write-off of acquisition goodwill. Additionally, at September 30, 2003, the Company has filed petitions for relief under Chapter 11 of the federal bankruptcy laws in the United States Bankruptcy Court for the Southern District of New York. These conditions raise substantial doubt about the Company’s ability to continue in existence. Management is negotiating the sale of the Company with a prospective purchaser.